CONTACT:  Leo Taylor (817) 551-9600
                                   Tandycrafts, Inc.
                                   or
FOR IMMEDIATE RELEASE              Jeff Lambert, Tara Powers
                                   Lambert, Edwards & Associates, Inc.
                                   (616) 233-0500 (    mail@lambert-edwards.com)


              TANDYCRAFTS ANNOUNCES EXIT FROM FRAMED ART BUSINESS

FORT WORTH, Texas, May 3, 2001 - Tandycrafts, Inc. (NYSE:TAC), a leading maker and marketer of picture frames and wall decor products, today announced that, after a careful review of its strategic alternatives, it plans to exit its unprofitable framed art business.

Michael J. Walsh, the Company's Chairman and Chief Executive Officer stated that "the Company had expended a great deal of effort to reverse the operating losses and cash outflow from its framed art operations but ultimately was unsuccessful." The Company also announced that it has developed a transition plan to promptly exit the framed art business and to assist its current framed art customers.

Mr. Walsh continued: "While difficult, the Company felt it more prudent to focus its resources on its profitable picture frame business." The Company stated that there would be no changes to its picture frame customers and that it intended to continue to service its picture frame customers as usual in a timely and efficient manner.

The Company also announced that it had entered into a forbearance agreement with its lenders through May 8, 2001. The Company stated that it did not pay its interest payment to its lenders, which was due on May 1, 2001. During the forbearance period, the Company's lenders have agreed to forbear from taking possession of the loan's collateral, foreclosing or enforcing any liens, exercising any of the lenders' rights under any guaranty agreement or exercising its right to set off due to the failure to pay interest. The Company believes that the forbearance agreement was entered into principally due to the Company's decision to exit its unprofitable framed art business and to allow the Company and its lenders time to discuss and review the Company's future business plans.

During this period, the Company intends to continue to explore the strategic alternatives of the Company. There can be no assurance that the Company will be able to refinance its current debt or reach an acceptable agreement with its current lenders on a timely basis. Until such time, the Company's liquidity will continue to be limited. Failure to obtain such refinancing or agreement would have a material adverse effect on the Company's liquidity, operations, financial condition and ability to operate as a going concern.

                                    - more -

TANDYCRAFTS - PAGE 2



Tandycrafts, Inc. (www.tandycrafts.com) is a maker and marketer of picture frames and wall decor. Tandycrafts' products are sold nationwide through wholesale distribution channels, including mass merchandisers and specialty retailers.

Statements in this news release which are not purely historical facts are forward looking statements, including statements containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Although Tandycrafts believes that the expectations in the forward looking statements are reasonable, Tandycrafts can give no assurance that such expectations or the forward looking statements will prove to be correct. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of Tandycrafts' products in the marketplace, successful implementation of its strategic plan, the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on Tandycrafts, the ability to obtain new financing from other financing sources, the ability to generate positive cash flow from operations and asset sales, competitive factors, dependence upon third-party vendors, and other risks detailed in Tandycrafts' periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, Tandycrafts undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements. The inclusion of any statement in this release does not constitute an admission by Tandycrafts or any other person that the events or circumstances described in such statement are material.

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